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                                                                  EXHIBIT 10-B-4



                              CHRYSLER CORPORATION
                   DISCRETIONARY INCENTIVE COMPENSATION PLAN
                           EFFECTIVE DECEMBER 1, 1994
                       (AS AMENDED THROUGH MAY 31, 1995)

1. PURPOSE

     The purpose of the Chrysler Corporation Discretionary Incentive Compensation Plan (the "Plan") is to encourage the continued and energetic efforts of officers and key salaried employees ("Employees") of Chrysler Corporation ("Chrysler") and its subsidiaries (Chrysler and its subsidiaries are referred to collectively as the "Corporation") on behalf of the Corporation by enabling them to share in the profits of the Corporation, in accordance with the resolution adopted by the Stockholders of Chrysler at their Annual Meeting on April 16, 1929, as amended and as it may be further amended from time to time (the "Stockholders' Resolution").

2. INCENTIVE COMPENSATION COMMITTEE

     The Board of Directors of Chrysler (the "Board") will appoint not less than three Directors, none of whom will be entitled to receive funds or securities pursuant to any Incentive Plan (as defined in the Stockholders' Resolution) of Chrysler, to be an Incentive Compensation Committee (the "Committee") to administer this Plan. All of the members of the Committee will be "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee may designate a Secretary, one or more Assistant Secretaries and an Administrator, none of whom need be Directors of Chrysler. The Committee will have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

3. INCENTIVE COMPENSATION FUND

     For each fiscal year the Board will authorize and approve the amount to be provided out of the earnings of the Corporation for such fiscal year for purposes of this Plan, the Chrysler Corporation Incentive Compensation Plan, and the Chrysler Corporation Long-Term Incentive Plan (collectively, the "Plans"), not to exceed the amount permitted by the Stockholders' Resolution, and will authorize and direct the proper officers of the Corporation to set aside the amount and to add to it (a) any amount authorized and approved by the Board for any prior fiscal year but not previously awarded and (b) any amount awarded for any prior fiscal year that has been forfeited. The sum of those amounts (or such part thereof as the Board may determine should be made available for awards for any fiscal year) will be the Incentive Compensation Fund for that fiscal year (the "Fund"). Any part of the Fund that the Board determines shall not be made available for awards for any fiscal year will be carried forward and may be awarded in a subsequent fiscal year.

4. PARTICIPANTS

     The committee, in its sole and absolute discretion, has full power to determine by salary, salary grade, salary band, classification, or otherwise, the Employees (including those who have joined the Corporation or retired or died or have been granted a leave of absence or were laid off during the year) who may participate in the Plan in any year ("Participants").

5. AWARDS

     Each year the Committee may award under this Plan to each Participant such share of the Fund as the Committee shall determine (below called an Award). The Award to a Participant may be based on an
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assessment of the Participant's individual performance during the year, or on corporate performance, or both, as the Committee may determine.

     The Committee shall have full and final authority in performing these duties, but shall report to the Board the share of the Fund awarded under this Plan.

6. PAYING AND EARNING OUT OF AWARDS UNDER THIS PLAN

     Awards under this Plan shall be paid to Participants in one lump sum, unless the Committee, in its discretion, determines that an Award shall be paid in installments.

     A Participant will have earned out under this Plan an Award payable in one lump sum, or the first installment of an Award payable in installments, if his or her employment with the Corporation has been continuous (a) up to the date of payment of the Award payable in one lump sum, or of the first installment of the Award payable in installments, as the case may be, or (b) up to the date of the Participant's retirement or death if he or she should retire or die before the date of such payment, or (c) up to the date the Participant was granted a leave of absence if such leave of absence was granted before the date of such payment, or (d) up to the date the Participant was laid off if he or she was laid off before the date of such payment. A Participant will have earned out a subsequent installment if his or her employment with the Corporation has been continuous up to and including (a) the December 31 immediately preceding the date the installment is payable, or (b) the date of the Participant's death if he or she should die before such December 31, or (c) such date as the Corporation may determine under all other circumstances.

     A Participant whose employment with the Corporation is terminated other than by death will not thereafter earn out under this Plan any installment of an Award payable in installments unless the Corporation expressly consents in writing to waive the condition of continuous employment with the Corporation, and the Participant thereafter will earn out each installment only if up to and including the December 31 immediately preceding the date the installment is payable the Participant neither (a) takes other employment or renders services to others without the written consent of the Corporation, nor (b) conducts himself or herself in a manner adversely affecting the Corporation, the determination by the Committee that a Participant has so conducted himself or herself to be final and conclusive.

     Any installment which a Participant fails to earn out under this Plan shall be forfeited and included in the Fund for a subsequent year.

     Nothing in this Plan shall prevent the Corporation from discharging or requesting the resignation of any Participant.

     An Award payable in one lump sum, or the first installment of an Award payable in installments, shall be paid to the Participant on such date as the Committee shall determine, and if the Participant complies with the conditions for earning out a subsequent installment, it shall be paid to him or her on such date in the year in which it is payable as the Committee shall determine.

     Any lump sum payment or installment earned out under this Plan and payable to the Participant who is deceased shall be paid to his or her legal representative in such manner and at such time as it would have been paid to the Participant were he or she then alive and in the employ of the Corporation.

7. FORM OF PAYMENTS UNDER THIS PLAN

     The Committee in its sole and absolute discretion shall determine for any year whether under this Plan the lump sum payment or the installment of any Awards payable in that year shall be paid in cash or in shares of Chrysler stock, or partly in cash and partly in shares of Chrysler stock, the shares to be shares held by the Corporation in its treasury or purchased by the Corporation in the market for distributing in place of cash, the shares to be valued for this purpose in accordance with the Stockholder's Resolution, with cash in place of fractional shares.

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8. DEFERRAL OF PAYMENT

     A Participant may voluntarily elect to defer receipt of payment under this Plan of all or any part of an Award payable in one lump sum or of any installment of an Award payable in installments upon such terms and conditions as the Committee may prescribe.

9. COSTS

     All costs of administering the Plan shall be borne by the Corporation and shall not be charged against the Fund.

10. PAYMENTS UPON A CHANGE IN CONTROL

     Notwithstanding any other provisions hereof, if a "Change in Control" (as defined in paragraph 10(B) hereof) of Chrysler shall occur, the following shall be paid, in cash, no later than the tenth day following such Change in Control:
(a) all unpaid installments of an Award payable in installments under this Plan,
(b) all voluntary deferrals made by a Participant under this Plan (except deferrals made into the Chrysler Corporation Salaried Employees Savings Plan and the Chrysler Corporation Salaried Employees Supplemental Savings Plan, which deferrals will be governed by the terms of such Plans), and (c) all unpaid Awards made (including any made pursuant to paragraph 10(A) hereof) for any completed fiscal year which preceded the Change in Control.

     A. MAKING AWARDS FOR COMPLETED YEARS. Upon the occurrence of a "Potential Change in Control" (as defined in paragraph 10(C) hereof), if there is any completed fiscal year of the Corporation for which the audited financial statements of the Corporation are available and for which the Board has not yet determined the Incentive Compensation Fund and/or for which the Committee has not yet determined the Awards, such determinations and the payments of any Awards so determined shall be made as soon as reasonably possible.

     B. CHANGE IN CONTROL DEFINITION. "Change in Control" shall mean a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below) of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed in an acquisition of securities directly from Chrysler); or

          (ii) during any period of two consecutive years beginning after June 7, 1990, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (iii) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (iv) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

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     For purposes of the definition of Change in Control in this paragraph
10(B): (a) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler; and (b) a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or otherwise has "beneficial ownership" of (within the meaning of Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such securities (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause
(x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     C. POTENTIAL CHANGE IN CONTROL DEFINITION. A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall be satisfied:

          (i) Chrysler enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) Chrysler or any Person (as defined in paragraph 10(B) hereof) publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change in Control:

          (iii) any Person who is or becomes the Beneficial Owner (as defined in paragraph 10(B) hereof), directly or indirectly, of securities of Chrysler representing 10% or more of the combined voting power of Chrysler's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

          (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

11. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of the expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

12. EFFECTIVE PERIOD

     The Plan shall become effective, upon approval by the Board, beginning December 1, 1994, and shall remain in effect until terminated as provided in Paragraph 16.

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13.  AMENDMENT AND TERMINATION

     At any time the Board may amend, alter or terminate this Plan (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and
(b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler stock for distributing in place of cash; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn out and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unpaid installment of an Award made to him under this Plan prior to the terminating or amending of this Plan.

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